Exhibit 99.1

Breitling Energy Corporation Announces Spud of Sellers ‘60’ #1 Well

Dallas, TX – October 1, 2015 - Breitling Energy Corporation (OTCBB:BECC) (the “Company”) announces drilling operations on its fourth well under the previously announced Farmout Agreement in the Permian Basin of West Texas. The Sellers ‘60’ #1 spud on September 21, 2015 and is currently drilling through approximately 3,000 feet. The well is targeting a total depth of approximately 9,000 vertical feet in early October under normal field operations.

The Company anticipates intersecting similar pay zones as its other three wells on the acreage: the #1 Hoppe ‘63’, the Parramore #1 and the Sellers ‘66’ #1, all of which were drilled to a similar depth in 2014 and early 2015. Potential pay zones anticipated include the Albaugh and Middle Wolfcamp, Triple M Credo, Cisco sands, Strawn Lime and the Cline shale.

“According to Baker Hughes, there were 838 rigs drilling in North America and 250 are in the Permian Basin. I’m proud that one of those belongs to Breitling Energy,” said Chris Faulkner, Company Chairman and CEO. “We firmly believe in the future of American shale, and there’s no better place to be, in our opinion, than the Permian. The economics work for us at today’s price levels so we’re drilling.”

The Company is still on track to drill eight wells on its Permian Basin lease to earnnout the total acreage under the Farmout Agreement. Based on the results of the initial eight wells, the Company may opt to drill out the acreage using the most successful wells to guide its future drilling locations.

View Breitling Energy’s Corporate Presentation here.

FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements, including information about management's view of the Company’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words “believes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this press release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of the Company, its subsidiaries and concepts to be materially different than those expressed or implied in such statements. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this press release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for or released by the Company.

ABOUT BREITLING ENERGY CORPORATION

Breitling Energy Corporation is a growing U.S. energy company based in Dallas, Texas, engaged in the exploration and development of high-probability, lower risk onshore oil and gas properties. The Company’s dual-focused growth strategy primarily relies on leveraging management’s technical and operations expertise to grow through the drill-bit, while also growing its base of non-operating working interests and royalty interests. Breitling Energy's oil and gas operations are focused primarily in the Permian Basin of Texas and the Mississippi oil window of southern Kansas and northern Oklahoma, with non-operating investments in Texas, North Dakota, Oklahoma and Mississippi. Breitling Energy Corporation is traded over the counter under the ticker symbol: BECC. Additional information is available at www.breitlingenergy.com.

CONTACT

Thomas Miller, VP of Communications, Breitling Energy, 214-716-2600

SOURCE: Breitling Energy Corporation